UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 6, 2017
BARNWELL INDUSTRIES, INC.
(Exact Name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

1-5103 (Commission File Number)	72-0496921 (IRS Employer Identification No.)

1100 Alakea Street, Suite 2900
Honolulu, Hawaii  96813
(Address of Principal Executive Offices) (Zip Code)
(808) 531-8400
(Registrant's Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
   Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders.
(a)	On March 6, 2017, Barnwell Industries, Inc. ("Barnwell") held an annual meeting of stockholders.
(b)            At the meeting, stockholders voted on the election of directors, an advisory (non-binding) vote on executive compensation, an advisory (non-binding) vote on the frequency of the advisory vote on executive compensation and the ratification of KPMG, LLP as the independent auditors for fiscal year 2017.  A total of 7,774,838 shares of Barnwell's common stock outstanding and entitled to vote were present at the meeting in person or by proxy. All nominees were elected, the vote on executive compensation was approved and the ratification of KPMG LLP as the independent auditors for fiscal year 2017 was approved.  Considering that highest vote total with respect to the vote on the frequency of the advisory vote on executive compensation reflected a preference for a vote every 3 years, Barnwell's Board of Directors resolved to have Barnwell conduct such advisory vote every 3 years until the next required vote on the frequency of the advisory vote on executive compensation.  Barnwell is required to hold votes on frequency every six years.  The results of the meeting were as follows:

	For	Withheld/ Against	Abstain	Broker Non-Votes
1. Directors

Morton H. Kinzler	4,480,152	1,819,411		1,475,275
Martin Anderson	4,980,753	1,318,810		1,475,275
Murray C. Gardner	5,055,237	1,244,326		1,475,275
Alexander C. Kinzler	4,445,806	1,853,757		1,475,275
Russell M. Gifford	4,478,272	1,821,291		1,475,275
Kevin K. Takata	5,015,427	1,284,136		1,475,275
Robert J. Inglima, Jr.	5,061,587	1,237,976		1,475,275
James S. Barnwell III	5,052,101	1,247,462		1,475,275

2. Advisory (non-binding) vote on executive compensation	5,131,447	1,046,617	121,499	1,475,275

4. Ratification of Independent Auditors	7,477,775	286,909	10,154	0

3. Advisory (non-binding) vote to approve executive compensation every	1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
	2,109,261	205,766	3,826,370	158,166	1,475,275

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated:  March 6, 2017
BARNWELL INDUSTRIES, INC.
By:	/s/ Russell M. Gifford
	Name:	Russell M. Gifford
	Title:	Executive Vice President and Chief Financial Officer